Exhibit (q)

POWER OF ATTORNEY

The undersigned, Carlos J. Nido, Agustin Cabrer-Roig, Luis M. Pellot-González and Clotilde Pérez, Directors of Puerto Rico Short Term Investment Fund, Inc. and U.S. Municipal & Income Fund, Inc. (the “Funds”), hereby authorize Liana Loyola and                                          , or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statements on Form N-1A, filed for the Funds or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

(Remainder of page intentionally left blank)

ACTIVE 265672295

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the      day of March, 2021.

Signature	Title	Signature	Title

/S/ CARLOS J. NIDO	Director	/S/ AGUSTIN CABRER-ROIG	Director

Carlos J. Nido		Agustin Cabrer-Roig

/S/ LUIS M. PELLOT-GONZÁLEZ	Director	/S/ CLOTILDE PÉREZ	Director
Luis M. Pellot-González		Clotilde Pérez